Exhibit 33.1

                             REPORT ON ASSESSMENT OF
                       COMPLIANCE WITH SERVICING CRITERIA

Bank of Scotland plc (the "Asserting Party") is responsible for assessing compliance as at 31 December 2007 and for the period from 1 January 2007 through 31 December 2007 (the "Reporting Period") with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Item 1122
(d)(1)(ii),(iii) and (iv), (d)(2)(iii), (d)(4)(x) and (xii) of Regulation AB, which the Asserting Party has concluded are not applicable to the activities it performed with respect to the asset-backed securities transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the "Applicable Servicing Criteria").

The transactions covered by this report include the residential mortgage-backed securities transactions conducted by Permanent Master Issuer plc that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix A.

The Asserting Party has assessed compliance using criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB for the Reporting Period and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole.

KPMG Audit Plc, an independent registered public accounting firm, has issued an attestation report on this Report on Assessment of Compliance with Servicing Criteria for the Reporting Period.



By:   /s/ Dan Watkins
     --------------------------
Name:  Dan Watkins
Title: Chief Executive, Retail
Date: 19th March 2008

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                                   APPENDIX A

                           Permanent Master Issuer plc

                       Series 1 Class A Issue 2006-1 Notes
                       Series 1 Class B Issue 2006-1 Notes
                       Series 1 Class C Issue 2006-1 Notes
                       Series 2 Class A Issue 2006-1 Notes
                       Series 2 Class B Issue 2006-1 Notes
                       Series 2 Class C Issue 2006-1 Notes
                       Series 5 Class A Issue 2006-1 Notes

                       Series 1 Class A Issue 2007-1 Notes
                       Series 1 Class B Issue 2007-1 Notes
                       Series 1 Class C Issue 2007-1 Notes
                      Series 2 Class A1 Issue 2007-1 Notes
                      Series 2 Class A2 Issue 2007-1 Notes
                       Series 4 Class A Issue 2007-1 Notes